Exhibit 99.1

Sizeler Property Investors, Inc. Reports Second Quarter 2006 Operating

Results and Declares Quarterly Distributions

NEW ORLEANS, August 7, 2006—Sizeler Property Investors, Inc. (NYSE: SIZ) today announced its operating results for the three-month and six-month periods ended June 30, 2006.

Key Second Quarter Items:

•	FFO totaled $5,775,000 or $0.27 per share, before non-ordinary expenses totaling approximately $912,000, for the three-month period ended June 30, 2006, compared to $3,953,000 or $0.20 per share, before non-ordinary expenses totaling approximately $910,000, for the same period a year ago—an increase of approximately 35% on a per share basis.

•	After the non-ordinary expenses referred to above, FFO totaled $4,863,000 or $0.23 per share for the three-month period ended June 30, 2006 compared to $3,043,000 or $0.16 per share a year ago—an increase of approximately 44% on a per share basis.

•	Equity Market Capitalization reached approximately $345 million at June 30, 2006, up from approximately $272 million at December 31, 2005.

•	Administrative costs totaled $931,000 in 2006 compared to $1,693,000 for the same period a year ago.

•	Interest coverage in the second quarter of 2006 was 4.30x as compared to 3.40x in the second quarter of 2005.

•	Apartment net operating income—on a same property basis—totaled $3,524,000 in 2006 as compared to $3,224,000 in 2005, an increase of approximately 9.3%.

•	Retail net operating income—on a same property basis—totaled $4,741,000 in 2006 as compared to $4,430,000 in 2005, an increase of approximately 7%.

•	During the second quarter, the Company completed the sale of land in Lake Mary, Florida at a gain of $531,000 and Hammond Square Mall in Hammond, Louisiana at a loss of $5.3 million. The decision to sell Hammond Square Mall was based on market conditions.

•	A quarterly distribution of $0.10 per share was declared, and will be paid to Common shareholders of record on August 21, 2006, payable on August 31, 2006.

•	A quarterly distribution of $0.609375 per share was declared, and will be paid to the 9.75% Series B Cumulative Redeemable Preferred Stock shareholders of record on October 30, 2006, payable on November 15, 2006.

FOR THE THREE-MONTHS ended June 30, 2006, the Company recorded a net loss of $7,140,000 compared to net income of $15,925,000 for the same period in 2005. The 2006 period included a net loss on the sale of real estate assets of $4,805,000 primarily due to the sale of Hammond Square Mall. The Company also recorded accelerated depreciation expense of $4,258,000 due to the change in expected life for existing improvements as part of a redevelopment project for a new Publix supermarket and Office Depot at Lantana Shopping Center in Palm Beach County, Florida. The 2005 period included a gain on the sale of a real estate asset totaling $15,692,000. In 2006, $7,291,000 of net loss or $0.34 per share was allocated to common shareholders, compared to $15,720,000 of net income or $0.81 per share in the second quarter of 2005. Net income, before the sales of real estate assets and the accelerated charge to depreciation, for the three-month period ended June 30, 2006 totaled $1,923,000 compared to $233,000 a year ago.

Operating revenue from continuing operations totaled $13,134,000 for the three-months ended June 30, 2006, compared to $11,871,000 in the second quarter of 2005, an increase of $1,263,000 or 10.6%. The increase is attributable to an increase in retail revenue, an overall improvement in the level of apartment units leased as well as rents charged on these units, and the addition of The Villages of Williamsburg apartment property to the portfolio.

Operating costs from continuing operations increased approximately $630,000 due to higher real estate taxes, utility costs, costs of property operations and maintenance and due to the addition of the above mentioned property, as compared to 2005.

Administrative expenses were reduced to $931,000 as compared to $1,693,000 for the same period in 2005. This decrease for the quarter is attributable to lower costs for payroll, equipment maintenance, travel and entertainment, and legal and accounting services.

Interest expense decreased to $1,762,000 in 2006 from $2,215,000 in 2005, due primarily to the payoff of the second mortgages held on the apartment properties and the effects of conversion and redemption of approximately $56 million of debentures, partially offset by higher interest rates on our bank lines of credit.

Non-ordinary expenses incurred during the second quarter ended June 30, 2006 totaled approximately $912,000. These non-ordinary items included:

•	$755,000 of restructuring costs primarily composed of legal and financial consulting fees as well as compensation expense incurred due to the expensing of stock options granted in January 2006 in accordance with FAS 123(R).

•	$157,000 of hurricane expenses.

This total of $912,000 compares to non-ordinary items included in the 2005 second quarter of $910,000 which consisted primarily of proxy contest costs.

For the three-month period ended June 30, 2006, the results of operations of Hammond Square Mall, sold in May 2006, were classified as discontinued operations and contributed $6,000 to earnings in the second quarter of 2006. For the three-month period ended June 30, 2005, the results of operations of Hammond Square Mall and Bryn Mawr Apartments, sold in May 2005, were classified as discontinued operations and had a net loss of $11,000 in the second quarter of 2005.

Reconciliation of Net Income to Reported FFO

( in thousands)

	Quarter ended June 30,
	2006		2005
	Dollars	Shares (a)	Dollars	Shares (a)
Net Income (Loss)	$(7,140)	21,451	$15,925	19,317
Add (deduct):
Depreciation & Amortization	7,398		3,123
Gain/Loss on sale of Real Estate Assets	4,805		(15,692)
Preferred Distributions	(151)		(205)
Amortization Costs	(49)		(108)
Funds from Operations - Available to Common Shareholders	$4,863	21,451	$3,043	19,317

(a)	Weighted average shares outstanding.

FOR THE SIX-MONTHS ended June 30, 2006, the Company recorded a net loss of $4,430,000 compared to net income of $15,973,000 for the same period in

2005. The 2006 period included the same items mentioned above regarding a net loss on the sale of real estate assets and an accelerated charge to depreciation totaling $9,063,000. The 2005 period likewise included the gain on the sale of a real estate asset of $15,692,000. In 2006, $4,776,000 of net loss or $0.23 per share was allocated to common shareholders, compared to $15,563,000 of net income or $0.94 per share allocated to common shareholders in the first six months of 2005. Net income, before the sales of real estate assets and the accelerated charge to depreciation, for the six-month period ended June 30, 2006 totaled $4,633,000 compared to $281,000 a year ago.

Operating revenue from continuing operations totaled $26,433,000 for the six-months ended June 30, 2006, compared to $23,717,000 for the first six months of 2005, an increase of $2,716,000 or 11.5%. The increase is attributable to an increase in retail revenue, an overall improvement in the level of apartment units leased as well as rents charged on these units, and the addition of The Villages of Williamsburg apartment property to the portfolio.

Operating costs from continuing operations increased approximately $1,228,000 due to higher costs for utilities, property operations and maintenance and due to the addition of the above mentioned property, as compared to 2005.

Administrative expenses were reduced to $1,754,000 as compared to $3,529,000 for the same period in 2005. This decrease for the six months is attributable to lower costs for payroll, equipment maintenance, travel and entertainment, and legal and accounting services.

Interest expense decreased to $3,694,000 in 2006 from $5,304,000 in 2005 due primarily to the payoff of the second mortgages held on the apartment properties and the effects of conversion and redemption of approximately $56 million of debentures, partially offset by higher interest rates on our bank lines of credit.

Non-ordinary expenses incurred during the first six months of 2006 totaled approximately $1,491,000. These non-ordinary items included:

•	$1,146,000 of restructuring costs primarily composed of legal and financial consulting fees as well as compensation expense incurred due to the expensing of stock options granted in January 2006 in accordance with FAS 123 (R).

•	$345,000 of hurricane expenses.

This total of $1,491,000 compares to non-ordinary items for the first six months of 2005 of $1,292,000 which consisted primarily of proxy contest costs.

For the six-month period ended June 30, 2006, the results of operations of Hammond Square Mall were classified as discontinued operations and contributed $188,000 to earnings for the 2006 six-month period. For the six-month period ended June 30, 2005, the results of operations of Hammond Square Mall and Bryn Mawr Apartments were classified as discontinued operations and contributed $291,000 for the six-month period a year ago.

Reconciliation of Net Income to Reported FFO

( in thousands)

	Six-months ended June 30
	2006		2005
	Dollars	Shares (a)	Dollars	Shares (a)
Net Income (Loss)	$(4,430)	21,390	$15,973	16,555
Add (deduct):
Depreciation & Amortization	10,594		6,379
Gain/Loss on sale of Real Estate Assets	4,805		(15,692)
Preferred Distributions	(346)		(410)
Amortizations Costs	(100)		(328)
Funds from Operations - Available to Common Shareholders	$10,523	21,390	$5,922	16,555

(a)	Weighted average shares outstanding.

Segment Results—On a Same Property Basis

The Company has two operating segments—retail and apartments. The table below shows the operating results on a same property basis for the three- and six-months ended June 30, 2006 compared to the same periods in 2005:

(in thousands)

	3-mos. June 30, 2006				3-mos. June 30, 2005
	Retail	Apartments	Other	Total	Retail	Apartments	Other	Total
Oper. Rev.	$6,786	$5,929	$111	$12,826	$6,352	$5,266	$253	$11,871
Oper. Exp.	(2,045)	(2,405)	—	(4,450)	(1,922)	(2,042)	(14)	(3,978)

Oper. Inc.	4,741	$3,524	$111	$8,376	$4,430	$3,224	$239	$7,893

(in thousands)

	6-mos. June 30, 2006				6-mos. June 30, 2005
	Retail	Apartments	Other	Total	Retail	Apartments	Other	Total
Oper. Rev.	$13,958	$11,668	$171	$25,797	$12,857	$10,494	$366	$23,717
Oper. Exp.	(4,202)	(4,569)	(2)	(8,773)	(3,780)	(4,053)	(23)	(7,856)

Oper. Inc.	$9,756	$7,099	$169	$17,024	$9,077	$6,441	$343	$15,861

As of June 30, 2006, the apartment and retail portfolios were 98.7% and 95.2% leased, respectively, compared to 94.6% and 88.6% a year ago.

SIZELER PROPERTY INVESTORS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30 2006	December 31 2005
	(Unaudited)	(Audited)
ASSETS
Real estate investments:
Land	$42,664,000	$46,412,000
Buildings and improvements, net of accumulated depreciation of $109,141,000 in 2006 and $120,301,000 in 2005	204,466,000	222,064,000
Construction in progress	3,283,000	3,192,000
Land held for development or sale	6,757,000	9,657,000
Investment in real estate partnership	931,000	917,000

	258,101,000	282,242,000
Cash and cash equivalents	4,693,000	5,787,000
Accounts receivable and accrued revenue, net of allowance for doubtful accounts of $288,000 in 2006 and $443,000 in 2005	4,264,000	6,904,000
Notes receivable	1,140,000	1,180,000
Prepaid expenses and other assets	5,702,000	6,094,000

Total Assets	$273,900,000	$302,207,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Mortgage notes payable	$82,811,000	$83,897,000
Bank notes payable	5,300,000	25,995,000
Accounts payable and accrued expenses	6,588,000	5,131,000
Tenant deposits and advance rents	921,000	851,000

Total Liabilities	95,620,000	115,874,000

SHAREHOLDERS’ EQUITY
Series A preferred stock, 40,000 shares authorized, none issued	—	—
Series B preferred stock, par value $0.0001 per share, liquidation preference $25 per share, 2,476,000 shares authorized, issued and outstanding — 247,000 in 2006 and 326,000 in 2005	1,000	1,000
Common stock, par value $0.0001 per share, 51,484,000 shares authorized, shares issued and outstanding — 21,456,000 in 2006 and 21,154,000 in 2005	1,000	1,000
Excess stock, par value $0.0001 per share, 16,000,000 authorized, none issued	—	—
Additional paid-in capital	256,522,000	255,475,000
Accumulated other comprehensive gain	—	55,000
Cumulative net income	68,975,000	73,405,000
Cumulative distributions paid	(147,219,000)	(142,604,000)

Total Shareholders’ Equity	178,280,000	186,333,000

Total Liabilities and Shareholders’ Equity	$273,900,000	$302,207,000

SIZELER PROPERTY INVESTORS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three months ended June 30		Six months ended June 30
	2006	2005	2006	2005
OPERATING REVENUE
Contractual rental income and charges	$12,582,000	$11,352,000	$25,372,000	$22,804,000
Other income	552,000	519,000	1,061,000	913,000

Total Operating Revenue	13,134,000	11,871,000	26,433,000	23,717,000
OPERATING EXPENSES
Real estate taxes	1,017,000	962,000	1,897,000	1,930,000
Utilities	470,000	426,000	933,000	847,000
Operations and maintenance	2,178,000	1,690,000	4,243,000	3,272,000
Other operating expenses	943,000	900,000	2,011,000	1,807,000
Administrative expenses	931,000	1,693,000	1,754,000	3,529,000
Proxy contest expenses	—	847,000	—	1,292,000
Hurricane expenses	157,000	—	345,000	—
Restructuring Costs	755,000	—	1,146,000	—
Depreciation and amortization	7,294,000	2,923,000	10,280,000	5,805,000

Total Operating Expenses	13,745,000	9,441,000	22,609,000	18,482,000
OPERATING INCOME (LOSS)	(611,000)	2,430,000	3,824,000	5,235,000
Interest expense	1,762,000	2,215,000	3,694,000	5,304,000

Income (loss) from continuing operations before equity in income of partnership, net earnings (losses) from discontinued operations and gain (loss) on sale of real estate	(2,373,000)	215,000	130,000	(69,000)
Equity in income of partnership	32,000	29,000	57,000	59,000

Income (loss) from continuing operations before net earnings (losses) from discontinued operations and gain (loss) on sale of real estate	(2,341,000)	244,000	187,000	(10,000)
Gain(loss) on sale of real estate	(4,805,000)	15,692,000	(4,805,000)	15,692,000
Net earnings (losses) from discontinued real estate operations	6,000	(11,000)	188,000	291,000

NET INCOME (LOSS)	$(7,140,000)	$15,925,000	$(4,430,000)	$15,973,000

NET INCOME (LOSS) ALLOCATION:
Allocable to preferred shareholders	151,000	205,000	346,000	410,000
Allocable to common shareholders	(7,291,000)	15,720,000	(4,776,000)	15,563,000

NET INCOME (LOSS) ALLOCATION:	$(7,140,000)	$15,925,000	$(4,430,000)	$15,973,000

Net income (loss) per common share - basic	$(0.34)	$0.81	$(0.23)	$0.94

Net income (loss)	$(7,140,000)	$15,925,000	$(4,430,000)	$15,973,000
Add (deduct) non cash items:
Depreciation and amort on real estate assets	7,398,000	3,123,000	10,594,000	6,379,000
Deferred financing cost amort	(49,000)	(108,000)	(100,000)	(328,000)
(Gain) loss on sale of real estate operations	4,805,000	(15,692,000)	4,805,000	(15,692,000)
Preferred distributions	(151,000)	(205,000)	(346,000)	(410,000)

FUNDS FROM OPERATIONS	$4,863,000	$3,043,000	$10,523,000	$5,922,000

FUNDS FROM OPERATIONS PER SHARE	$0.23	$0.16	$0.49	$0.36

Weighted average shares outstanding	21,451,000	19,317,000	21,390,000	16,555,000

FUNDS FROM OPERATIONS

Funds from operations (FFO) is a non-GAAP financial measure. A description of how the Company calculates FFO is contained in the Company’s most recent Annual Report on Form 10-K filed with the SEC, which is available on the Investor Relations page of the Company’s website (www.sizeler.net).

In addition, FFO prior to non-ordinary expenses is a non-GAAP financial measure. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and should not be viewed in isolation. The Company’s management refers to these non-GAAP financial measures in making operational decisions because they provide meaningful supplemental information regarding the Company’s operational performance and facilitate management’s internal comparisons to the Company’s historical operating results. In addition, the Company has historically reported similar non-GAAP financial measures to investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure.

FORWARD LOOKING STATEMENT

This release made by the Company may contain certain forward-looking statements that are subject to risk and uncertainty. Investors and potential investors in the Company’s securities are cautioned that a number of factors could adversely affect the Company and cause actual results to differ materially from those in the forward-looking statements, including, but not limited to (a) the inability to lease current or future vacant space in the Company’s properties; (b) decisions by tenants and anchor tenants who own their space to close stores at properties; (c) the inability of tenants to pay rent and other expenses; (d) tenant financial difficulties; (e) general economic and world conditions, including threats to the United States homeland from unfriendly factions; (f) decreases in rental rates available from tenants; (g) increases in operating costs at properties;

(h) increases in corporate operating costs associated with new regulatory requirements; (i) lack of availability of financing for acquisition, development and rehabilitation of properties; (j) force majeure as it relates to construction and renovation projects; (k) possible dispositions of mature properties since the Company is continuously engaged in the examination of the various lines of business; (l) increases in interest rates; (m) a general economic downturn resulting in lower retail sales and causing downward pressure on occupancies and rents at retail properties; (n) forces of nature; (o) the adverse tax consequences if the Company were to fail to qualify as a REIT in any taxable year; and (p) inability of the Company to implement its strategic initiatives for foregoing or other reasons.

Except as required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements in this release or other Company filings with the SEC, whether as a result of new information, future events, changes in assumptions or otherwise, including specifically any statements previously provided with respect to expected operating results or performance.

SOURCE Sizeler Property Investors, Inc.

Thomas A. Masilla, Jr., President of Sizeler Property Investors, Inc.,

504-471-6200

http://www.sizeler.net